Exhibit 99.1

Paragon Offshore Limited 3151 Briarpark Drive, Suite 700 Houston, Texas 77042

PRESS RELEASE

Paragon Offshore Announces Pricing of $1.08 Billion

Private Placement of Senior Notes in Connection with Spin-Off

HOUSTON, July 11, 2014 – Paragon Offshore Limited (to be converted to Paragon Offshore plc) (“Paragon”), in preparation for its previously announced spin-off from Noble Corporation plc (NYSE:NE) (“Noble”), announced today the pricing of $500 million aggregate principal amount of Paragon’s 6.75% senior unsecured notes due 2022 and $580 million aggregate principal amount of its 7.25% senior unsecured notes due 2024, in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The notes will be issued at a price of 100% of their face value. The aggregate principal amount of the notes was decreased from the previously announced $1.185 billion aggregate principal amount. A corresponding increase was made to Paragon’s previously announced proposed senior secured term loan B credit facility, which is expected to be entered into at the closing of the notes offering (the “Term Loan Facility”).

The offering of the notes is expected to close on July 18, 2014, subject to certain conditions, including the completion of the transfer of Noble’s standard specification drilling business to Paragon, the funding under the $650 million Term Loan Facility and other customary closing conditions.

Paragon intends to use the net proceeds from the offering of the notes, together with the borrowings under the Term Loan Facility, to repay all or substantially all of the promissory notes that it expects to issue to Noble as partial consideration for the transfer to Paragon of Noble’s standard specification drilling business in connection with the spin-off.

The notes and the related guarantees will be sold only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States, to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The notes and the related guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the notes or related guarantees in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such states.

About Paragon Offshore

Paragon Offshore is currently an indirect, wholly owned subsidiary of Noble Corporation. Paragon is a pure-play global provider of standard specification offshore drilling rigs. Paragon’s drilling fleet consists solely of standard specification rigs and includes 34 jackups and eight floaters (five drillships and three semisubmersibles). Paragon’s primary business is to contract its rigs, related equipment and work crews to conduct oil and gas drilling and workover operations for its exploration and production customers on a dayrate basis around the world. Paragon’s principal executive offices are located in Houston, Texas.

Forward-Looking Disclosure Statement

This release contains forward-looking statements. Statements regarding the pursuit, consummation or timing of the proposed spin-off, the closing of the private offering of senior notes and the use of proceeds therefrom, Paragon’s conversion to a public limited company, the funding under the Term Loan Facility, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to actions by governmental and regulatory authorities, delays, costs and difficulties related to the separation, employee relations, market and business conditions, financial results and performance, changes in law, availability and terms of any financing, satisfaction of regulatory conditions, actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, weather conditions, the future price of oil and gas and other factors detailed in Paragon’s Form 10 filed with the U.S. Securities and Exchange Commission on July 3, 2014. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

For additional information, contact:

For Investors:	Jeffrey L. Chastain,
Vice President – Investor Relations and Corporate Communications,
Noble Drilling Services Inc., 281-276-6383

For Media:	John S. Breed, Director of Investor Relations and Corporate Communications,
Noble Drilling Services Inc., 281-276-6729